UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 27, 2014

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 27, 2014, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended December 31, 2013 of $2,291,000, or $0.04 per share, compared to fourth quarter 2012 net loss available to common stockholders of $25,451,000, or $0.41 per share. For the year ended December 31, 2013, the Company reported net income available to common shareholders of $8,943,000, or $0.14 per share, compared to net loss available to common shareholders of $137,218,000, or $2.20 per share, for the year ended December 31, 2012. Net loss for the three and twelve months ended December 31, 2012 included ceiling test writedowns totaling $28,113,000 and $137,100,000, respectively.

During July 2013, the Company closed the acquisition of certain properties located in the Gulf of Mexico (the “Gulf of Mexico Acquisition”) for an adjusted purchase price of approximately $189 million. These properties contributed 4.5 Bcfe to the Company’s 2013 production. The acquisition was financed through the issuance of $200 million of 10% senior notes due 2017.

Discretionary cash flow for the fourth quarter of 2013 was $27,898,000 as compared to $20,393,000 for the comparable 2012 period. Net cash flow provided by operating activities totaled $26,810,000 and $20,915,000 during the fourth quarters of 2013 and 2012, respectively. For the year ended December 31, 2013, discretionary cash flow was $93,056,000 compared to $77,448,000 for 2012. Net cash flow provided by operating activities totaled $59,719,000 and $88,591,000 during the years ended December 31, 2013 and 2012, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.

Oil and gas sales during the fourth quarter of 2013 were $53,174,000 as compared to $38,147,000 in the fourth quarter of 2012. For the year ended December 31, 2013, oil and gas sales increased 29% to $182,804,000 as compared to $141,433,000 for the year ended December 31, 2012. Production for the fourth quarter and year ended December 31, 2013 was higher by 15% and 12%, respectively, than production for the comparable periods of 2012. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2012 were higher by 21% and 15%, respectively, as compared to the prices received during the comparable 2012 periods.

Lease operating expenses for the fourth quarter of 2013 were $1.23 per Mcfe as compared to $1.18 per Mcfe in the fourth quarter of 2012. Lease operating expenses totaled $1.15 per Mcfe for each of the years ended December 31, 2013 and 2012.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2013 was $2.07 per Mcfe as compared to $1.61 per Mcfe in the fourth quarter of 2012. For the year ended December 31, 2013, DD&A on oil and gas properties increased to $1.82 per Mcfe from $1.75 per Mcfe for the comparable period of 2012. DD&A on oil and gas properties was higher in the 2013 periods as a result of the Gulf of Mexico Acquisition.

Interest expense for the fourth quarter of 2013 increased to $7,835,000, as compared to $2,787,000 in the fourth quarter of 2012. For the year ended December 31, 2013, interest expense was $21,886,000 compared to $9,808,000 for 2012. The increase in interest expense was primarily a result of the debt incurred to finance the Gulf of Mexico Acquisition.

Fourth quarter of 2013 general and administrative expense was $897,000 higher than the comparable 2012 period. The fourth quarter 2013 costs included higher employee related compensation expenses and approximately $200,000 of costs related to the Gulf of Mexico Acquisition. For the year ended December 31, 2013, general and administrative expenses were $3,555,000 higher than 2012. The increase in general and administrative expenses for the year ended December 31, 2013 was due to approximately $4 million of transaction-related costs associated with the Gulf of Mexico Acquisition.

Production taxes for the fourth quarter of 2013 totaled $193,000, as compared to $773,000 in the fourth quarter of 2012. The decrease in production taxes for the fourth quarter of 2013 is primarily due to production tax refunds received from Texas. For the year ended December 31, 2013, production taxes were $3,950,000, as compared to $885,000 for the comparable period of 2012. Production taxes for the 2012 period included refunds of severance taxes paid on Oklahoma horizontal wells.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Production:
Oil (Bbls)	220,158	140,632	680,980	520,590
Gas (Mcf)	7,706,293	6,902,878	29,225,843	27,466,228
Ngl (Mcfe)	1,194,044	1,116,205	4,754,223	3,366,774
Total Production (Mcfe)	10,221,285	8,862,875	38,065,946	33,956,542
Total Daily Production (MMcfe)	111.1	96.3	104.3	92.8
Sales:
Total oil sales	$21,644,128	$15,008,184	$70,476,065	$56,635,786
Total gas sales	25,469,355	17,213,657	87,449,370	63,535,262
Total ngl sales	6,060,077	5,925,721	24,878,243	21,262,236

Total oil and gas sales	$53,173,560	$38,147,562	$182,803,678	$141,433,284

Average sales prices:
Oil (per Bbl)	$98.31	$106.72	$103.49	$108.79
Gas (per Mcf)	3.31	2.49	2.99	2.31
Ngl (per Mcfe)	5.08	5.31	5.23	6.32
Per Mcfe	5.20	4.30	4.80	4.17

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $676,000 and $(21,000), oil hedges of $452,000 and $676,000 and ngl hedges of $56,000 and $178,000 for the quarters ended December 31, 2013, and 2012, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $1,098,0000 and $6,846,000, oil hedges of $(232,000) and $1,529,000 and ngl hedges of $61,000 and $722,000 for the years ended December 31, 2013 and 2012, respectively.

The following initiates guidance for the first quarter of 2014:

Description	Guidance for 1st Quarter 2014
Production volumes (MMcfe/d)	112 - 117
Percent Gas	73%
Percent Oil	14%
Percent NGL	13%
Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.15 - $0.20
Depreciation, depletion and amortization (per Mcfe)	$2.05 - $2.15
General and administrative (in millions)*	$6.0 - $6.5
Interest expense (in millions)	$7.5 - $8.0

*	Includes non-cash stock compensation estimate of $1.4 million

The following initiates guidance for 2014:

Description	Guidance for 2014
Production volumes (MMcfe/d)	125 - 140
Percent Gas	70%
Percent Oil	13%
Percent NGL	17%
Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.20
Production taxes (per Mcfe)	$0.15 - $0.20
Depreciation, depletion and amortization (per Mcfe)	$1.95 - $2.05
General and administrative (in millions)*	$24 - $26
Interest expense (in millions)	$30 - $32
2014 Capital Expenditures (in millions)	$140 - $150

*	Includes non-cash stock compensation estimate of $5.1 million

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to integrate our acquisitions with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the integration of the acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$9,153	$14,904
Revenue receivable	26,568	17,742
Joint interest billing receivable	26,556	42,238
Other receivable	—	9,208
Derivative asset	521	830
Prepaid drilling costs	477	1,698
Other current assets	8,132	2,964

Total current assets	71,407	89,584

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	2,035,899	1,734,477
Unevaluated oil and gas properties	98,387	71,713
Accumulated depreciation, depletion and amortization	(1,553,044)	(1,472,244)

Oil and gas properties, net	581,242	333,946
Other property and equipment	13,993	12,370
Accumulated depreciation of other property and equipment	(8,901)	(7,607)

Total property and equipment	586,334	338,709

Other assets, net of accumulated amortization of $5,689 and $4,240, respectively	9,449	5,110

Total assets	$667,190	$433,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$47,341	$58,960
Advances from co-owners	969	20,459
Oil and gas revenue payable	22,664	26,175
Accrued interest and preferred stock dividend	12,909	6,190
Asset retirement obligation	3,113	2,351
Derivative liability	1,617	233
Other accrued liabilities	8,924	6,535

Total current liabilities	97,537	120,903

Bank debt	75,000	50,000
10% Senior Notes	350,000	150,000
Asset retirement obligation	45,423	24,909
Other long-term liability	135	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 63,664 and 62,768 shares, respectively	64	63
Paid-in capital	280,711	276,534
Accumulated other comprehensive income (loss)	(1,096)	521
Accumulated deficit	(180,585)	(189,528)

Total stockholders’ equity	99,095	87,591

Total liabilities and stockholders’ equity	$667,190	$433,403

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended,	Three Months Ended,	Twelve Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Oil and gas sales	$53,174	$38,147	$182,804	$141,433
Gas gathering revenue	(2)	39	66	158

	53,172	38,186	182,870	141,591

Expenses:
Lease operating expenses	12,535	10,482	43,743	38,890
Production taxes	193	773	3,950	885
Depreciation, depletion and amortization	21,563	14,665	71,445	60,689
Ceiling test write-down	—	28,113	—	137,100
General and administrative	6,313	5,416	26,512	22,957
Accretion of asset retirement obligation	550	536	1,753	2,078
Interest expense	7,835	2,787	21,886	9,808

	48,989	62,772	169,289	272,407

Other income (expense):
Other income	156	77	588	606
Derivative income (expense)	31	482	233	(233)

	187	559	821	373

Income (loss) from operations	4,370	(24,027)	14,402	(130,443)
Income tax expense	794	140	320	1,636

Net income (loss)	3,576	(24,167)	14,082	(132,079)
Preferred stock dividend	1,285	1,284	5,139	5,139

Net income (loss) available to common stockholders	$2,291	$(25,451)	$8,943	$(137,218)

Earnings per common share:
Basic
Net income (loss) per share	$0.04	$(0.41)	$0.14	$(2.20)

Diluted
Net income (loss) per share	$0.04	$(0.41)	$0.14	$(2.20)

Weighted average number of common shares:
Basic	63,475	62,764	63,054	62,459

Diluted	63,588	62,764	63,208	62,459

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(Amounts in Thousands)

	Twelve Months Ended,	Twelve Months Ended,
	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income (loss)	$14,082	$(132,079)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense	320	1,636
Depreciation, depletion and amortization	71,445	60,689
Ceiling test writedown	—	137,100
Accretion of asset retirement obligation	1,753	2,078
Share based compensation expense	4,216	6,910
Amortization costs and other	1,473	881
Non-cash derivative expense (benefit)	(233)	233
Payments to settle asset retirement obligations	(3,335)	(2,627)
Changes in working capital accounts:
Revenue receivable	(8,826)	(1,882)
Prepaid drilling and pipe costs	1,221	4,479
Joint interest billing receivable	15,685	3,981
Accounts payable and accrued liabilities	(12,865)	20,916
Advances from co-owners	(19,490)	(13,408)
Other	(5,592)	(316)

Net cash provided by operating activities	59,854	88,591

Cash flows used in investing activities:
Investment in oil and gas properties	(298,824)	(147,771)
Investment in other property and equipment	(1,679)	(1,743)
Sale of oil and gas properties	19,913	837
Sale of unevaluated oil and gas properties	487	8,889

Net cash used in investing activities	(280,103)	(139,788)

Cash flows used in financing activities:
Net payments for share based compensation	(38)	(981)
Deferred financing costs	(320)	(42)
Payment of preferred stock dividend	(5,139)	(5,139)
Proceeds from bank borrowings	73,000	102,500
Repayment of bank borrowings	(48,000)	(52,500)
Proceeds from issuance of 10% Senior Notes	200,000	—
Costs associated with issuance of 10% Senior Notes	(5,005)	—

Net cash provided by financing activities	214,498	43,838

Net decrease in cash and cash equivalents	(5,751)	(7,359)
Cash and cash equivalents, beginning of period	14,904	22,263

Cash and cash equivalents, end of period	$9,153	$14,904

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$20,101	$16,026

Income taxes	$12	$105

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss)	$3,576	$(24,167)	$14,082	$(132,079)
Reconciling items:
Deferred tax expense	794	140	320	1,636
Depreciation, depletion and amortization	21,563	14,665	71,445	60,689
Ceiling test writedown	—	28,113	—	137,100
Accretion of asset retirement obligation	550	536	1,753	2,078
Share based compensation expense	1,111	1,301	4,216	6,910
Non-cash derivative (income) expense	(31)	(482)	(233)	233
Amortization expense and other	335	287	1,473	881

Discretionary cash flow	27,898	20,393	93,056	77,448

Changes in working capital accounts	(168)	630	(30,002)	13,770
Settlement of asset retirement obligations	(920)	(108)	(3,335)	(2,627)
Net cash provided by operating activities	26,810	$20,915	$59,719	$88,591

Note:	Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: February 27, 2014	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer